                                                                EXHIBIT 4.12


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, OCTOBER 1, 1999

                                DOVE AUDIO, INC.

                          FORM OF WARRANT CERTIFICATE

         This warrant certificate (the "Warrant Certificate") certifies that _______________ ("___________") or registered assigns, is the registered holder of a warrant to purchase, at any time commencing on the date hereof until 5:00 P.M. New York City time on October 1, 1999, subject to acceleration pursuant to
Section 1(b) hereof (the "Expiration Date"), up to __________ fully-paid and non-assessable shares, subject to adjustment in accordance with Section 4 hereof (the "Warrant Shares"), of the common stock (the "Common Stock"), par value $.01 per share, of Dove Audio, Inc., a California corporation (the "Company"), subject to the terms and conditions set forth herein. The warrant represented by this Warrant Certificate shall sometimes hereinafter be referred to as a "Warrant." This Warrant Certificate is being issued pursuant to a Financial Advisor Engagement Agreement dated as of October 1, 1996 (the "Financial Advisor Agreement") between the Company and _____________.

1.               Exercise of Warrant; Acceleration of Expiration Date.

         (a) Exercise of Warrant. The Warrant is exercisable to purchase the Warrant Shares at an exercise price of $2.75 per Warrant Share, subject to adjustment as set forth in Section 4 hereof

(as adjusted from time to time, the "Exercise Price"), payable in cash or by certified or official bank check to the order of the Company, or any combination of cash or certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the aggregate Exercise Price for the Warrant Shares purchased, at the Company's principal offices (presently located at 8955 Beverly Boulevard, West Hollywood, California 90048) the registered holder of the Warrant Certificate ("Holder") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of Common Stock which shall be forfeited). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable hereunder.

         (b) Acceleration of Expiration Date. If the Company shall enter into an agreement pursuant to which any person or entity or group of persons and/or entities would, upon consummation of the transactions set forth in such agreement, beneficially own 50% or more of the issued and outstanding shares of Common Stock, the Expiration Date shall accelerate and shall be such time and such date as immediately precedes the consummation of such transaction. Upon the consummation of such transaction, this Warrant shall be deemed to terminate and shall no longer be exercisable by the Holder.

2. Issuance of Certificates. Upon the exercise of the Warrant, the issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and, upon exercise of the Warrant, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.





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
         Upon exercise of the Warrant, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under the Act is available."


3. Restriction on Transfer of Warrant. The Holder of this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrant and the Warrant Shares issuable upon exercise of the Warrant are being acquired as an investment and not with a view to the distribution thereof.

4.               Adjustments of Exercise Price and Number of Warrant Shares.

                        i. Dividends and Distributions. In case the Company
                 shall at any time after the date hereof pay a dividend in Common Stock or make a distribution in Common Stock to all of its holders of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of shares of Common Stock outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 4, the shares of Common Stock issuable by way of such dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of shareholders entitled to receive such dividend or distribution.

                        ii. Subdivision and Combination. In case the Company
                 shall at any time subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                        iii. Reclassification, Consolidation, Merger, etc. In
                 case of any reclassification or similar change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (except a consolidation or merger in which the Company is the surviving corporation and which does not result in any





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
                 reclassification or similar change of the outstanding Common Stock and except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants prior to such record date; provided, however, if the agreement of merger, consolidation, sale or conveyance provides that the Warrants shall terminate as of the closing of such agreement, the Warrants shall terminate at such time and the Holders shall be entitled to receive the consideration payable to a holder of the same number of shares of Common Stock into which the Warrants held by such Holder would be then exercisable less the then Exercise Price thereof.

                        iv. Adjustments For Other Distributions. If, after the
                 date hereof, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of eligible stockholders) shall have become entitled to receive in respect of their Common Stock pursuant to a transaction which was not terminated or rescinded (i) securities other than capital stock, (ii) evidences of its indebtedness, (iii) assets excluding or (iv) rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase securities of the Company, then, and in each such case the Holder of the Warrant, upon the exercise thereof as provided in Section 1 above, shall be entitled to receive the amount of securities, evidence of indebtedness, assets and rights, options or warrants or convertible or exchangeable securities which such Holder would hold on the date of such exercise if on the date of this Warrant such Holder had been the holder of record of the number of shares of Common Stock called for on the face of the Warrant held by such Holder and had thereafter, during the period from the date of this Warrant to and including the date of such exercise, retained such shares receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 5.

                        v. Adjustment in Number of Warrant Shares. Upon each
                 adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full share of Common Stock to the result obtained by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.





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
                        vi. Minimum Adjustment. No adjustment in the Exercise
                 Price shall be required unless such adjustment would require an increase or decrease of at least five cents in the Exercise Price then in effect. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of the Warrant. Any adjustments that by reason of this Section 5(f) are not required to be made shall be carried forward and be taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share, or nearest cent, as the case may be.

                        vii. Determination of Outstanding Shares. In connection
                 with any adjustment required by this Section 4, the number of the shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

                        viii. Notice of Adjustments. Whenever the Exercise Price
                 or the kind or amount of securities purchasable under the Warrant shall be adjusted pursuant to any of the provisions hereof, the Company shall forthwith thereafter cause to be sent to the Holder a certificate setting forth the adjustments in the Exercise Price and in said number of shares, and also setting forth in detail the facts requiring such adjustments. In addition, the Company shall within ninety days following the end of each of its fiscal years during the term hereof, and, promptly upon the reasonable request of the Holder, cause the Chief Financial Officer of the Company to compute any such adjustment in accordance with the terms of the Warrant and prepare and deliver to the Holder a certificate setting forth such adjustment and showing in detail the facts upon which the adjustment is based.

                        ix. Notice of Certain Events. In the event of (i) any
                 taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (ii) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or (iii) any transfer of all or substantially all of the assets of the Company to, or consolidation with or merger of the Company into, any other person, or (iv) any voluntary or involuntary dissolution, winding-up or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying the date upon which any such record is to be taken for the purpose of such dividend, distribution or right, stating the amount and character of such dividend, distribution or right, and the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other





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
                 property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten business days prior to the proposed record date therein specified. Failure to give such notice or any defect therein shall not effect the validity of any such action or event.

5.               Registration Rights.

                        i. Registrable Securities. As used herein the term
                 "Registrable Securities" means the Warrant Shares and any shares of Common Stock issuable upon any stock split or stock dividend in respect of such Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant to the registration statement related thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Securities" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 5, subject to the provisions hereof.

                        ii. Piggyback Registration.

                            (1) If the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering equity securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or similar transaction or pursuant to a Form S-4, Form S-8 or successor forms) (for purposes of this Section 5, collectively, the "Registration Statement"), it will give written notice of its intention to do so by mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within ten (10) days after the sending of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its reasonable efforts to include such Requesting Holder's Registrable Securities which it has been so requested to register in the Registration Statement ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (other than any commission, discounts, fees or counsel fees payable by such





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
                                  Requesting Holder, as further provided in
                                  Section 5(c)(2) hereof); provided, however, that if, the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will adversely affect the offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register. Without limiting the generality of the foregoing, the managing underwriter may condition its consent to the inclusion of all or a portion of the Registrable Securities requested to be registered upon the participation by the holders of such Registrable Securities in the underwritten public offering on the terms and conditions thereof or agreeing to a lockup for a duration not to exceed six months.

                            (2)     Notwithstanding the provisions of this
                                  Section 5(b), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 5(b) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                                  iii. Covenants of the Company with Respect to
                          Registration. The Company covenants and agrees as follows:

                            (1)     The Company shall use its reasonable efforts
                                  to have any such Registration Statement
                                  declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such reasonable number of prospectuses as shall reasonably be requested.

                            (2)     The Company shall pay all costs, fees and
                                  expenses in connection with all Registration
                                  Statements filed pursuant to this Section 5, including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the holder in connection with




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                                  such registration and any transfer taxes or
                                  underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

                            (3)     The Company will use its reasonable efforts
                                  to qualify or register the Registrable
                                  Securities included in the Registration
                                  Statement, for offering and sale under the Securities or blue sky laws of such states as are requested by the holders of such states as are requested by the holders of such securities; provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                            (4)     The Company shall indemnify any holder of
                                  the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls, within the meaning of
                                  Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), such holder or underwriter or person deemed to be an underwriter against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from any material omission or misstatement by the Company in such Registration Statement and to provide for just and equitable contribution in connection therewith.

                            (5)     Any Holder of Registrable Securities to be
                                  sold pursuant to a Registration Statement, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors, any underwriter or person deemed to be an underwriter under the Act, and each person, if any, who controls, within the meaning of Section 15 of the Act or
                                  Section 20(a) of the Exchange Act, the Company or underwriter or person deemed to be an underwriter against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or its successors or assigns, for specific inclusion in such Registration Statement and to provide for just and equitable contribution in connection therewith.

                            (6)     Nothing contained in this Agreement
                                  shall be construed as requiring any Holder to exercise his, her or its Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof, unless the Registrable Securities have been included in a Registration Statement filed on Form S-3 and the Commission requires that exercise of the Warrants is required prior to the effectiveness of the Registration Statement.

                            (7)     The Company shall deliver promptly to
                                  each Holder of Registrable Securities
                                  participating in the offering in which such Holder's shares are being registered pursuant to this Section 5 and requesting the correspondence and memoranda described in this
                                  Section 5(c)(7), copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each Holder of Registrable Securities to do such investigation, upon reasonable advance notice and at reasonable times and places, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and places and as often as any such holder of Registrable Securities shall reasonably request.

6. Exchange and Replacement of Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

7.               Elimination of Fractional Interests.   The Company shall not
be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction down to the nearest whole number of shares of Common Stock.

8. Reservation of Shares. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock as shall be equal to the number of Warrant Shares issuable upon the exercise of the Warrant, for issuance upon such exercise, and that, upon exercise of the Warrant and payment of the Exercise Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

9. Notices. All notices, requests, consents and other communications shall be effective (a) upon receipt if (i) hand delivered or
(ii) sent by facsimile transmission and confirmed by mail, (b) the third day after mailing, postage prepaid return receipt requested and (c) one day after sending by recognized "over-night" delivery service. Any such notice, requests, consents or other communications not contemplated above shall be effective upon receipt. For the purposes of this Section 9, the addresses of the parties to which notices shall be sent shall be as follows:

         (1) If to Morgan Fuller Capital Group, to the address for notices given under the Financial Advisor Agreement; or

         (2) If to a subsequent Holder, to the address set forth in the Form of Assignment transferring the Warrants to such transferee; or

         (3) If to the Company, to the address of its principal office set forth in Section 1 of this Agreement, attention: Chief Financial Officer.

Each Holder and the Company may change the address to which such notices, requests, consents or other communications are to be directed by notice to the other parties as provided in this Section 9.

10. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and permitted assigns hereunder.

11.              Governing Law.

                          i. Choice of Law. This Warrant shall be governed by
                 the internal laws of the State of California without giving effect to the conflict of law provisions thereof.

                          ii. Jurisdiction and Service of Process. The Company
                 and the Holder each (a) agrees that any suit, action or proceeding arising out of or relating to this Warrant, or any other agreement entered into between the Company and the Holder in connection herewith, shall be instituted exclusively in California State Superior Court, County of Los Angeles, or in the United States District Court for the Central District of California, (b) waives any objection which the Company or such Holder may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the





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
                 jurisdiction of the California State Superior Court, County of Los Angeles and the United States District Court for the Central District of California in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the California State Superior Court, County of Los Angeles or in the United States District Court for the Central District of California and agrees that service of process upon the Company or the Holder mailed by certified mail to their respective addresses for notice shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any such suit, action or proceeding.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, as of the day and year set forth below.


[SEAL]                            DOVE AUDIO, INC.



                                  By:
                                     ---------------------------------------
                                      Name:
                                      Title:

Date:  as of October 1, 1996

Attest:



------------------------------------
Name:
Title:

                         [FORM OF ELECTION TO PURCHASE]

                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a certified or official bank check payable to the order of Dove Audio, Inc. in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________, whose address is ___________________
________________________, and that such certificate be delivered to
__________________, whose address is ______________________________.


Dated:                                Signature:


                                      ------------------------------------


                                      ------------------------------------


                                      (Signature must conform in all respects
                                      to name of holder as specified on the
                                      face of the Warrant Certificate.)


                                      ------------------------------------


                                      ------------------------------------
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]


            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


                 FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto ___________________________________________________
______________________________________________________________________________
______________________________________________________________________________
________________________________ (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                     Signature:



                                           ------------------------------------


                                           ------------------------------------


                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the
                                           Warrant Certificate.)


                                           ------------------------------------


                                           ------------------------------------
                                           (Insert Social Security or Other
                                           Identifying Number of Assignee)





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